EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement on Form S-1 filed by Marker International.


/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP

Salt Lake City, Utah
June 17, 1996